Exhibit 99.1

Phoenix Motorcars and Pegasus Specialty Vehicles Enter Partnership to Develop Type A Electric School Buses

Agreement targets at least 300 school buses over the next three years

Anaheim, California (October 27, 2022) – Phoenix Motor Inc. (Nasdaq: PEV) (“Company” or “Phoenix”), a leader in manufacturing of all-electric, medium-duty vehicles, and Pegasus Specialty Vehicles, today announced the formation of a strategic partnership to jointly develop Type A electric school buses, targeted for the North American market.

The agreement targets a minimum of 300 Type A school buses to be built within the next three years, with Phoenix being responsible for providing the electric drivetrain chassis and Pegasus for providing the final vehicle assembly including the body and cab. Phoenix and Pegasus will launch commercial sales & marketing activities promoting Phoenix-electrified Pegasus Orion Type A School Buses across the United States market.

“We are delighted to have formed this partnership with a company of Pegasus’ caliber to support the execution of Phoenix’s next stage of growth,” Dr. Lance Zhou, Phoenix Motorcars CEO, commented. “Our collaboration with Pegasus is another component of our “asset light” business model, enabling us to bring our Gen 4 vehicles to market in an efficient, cost-effective manner, while exceeding the highest standards of quality. We should see increasing demand for school bus electrification in the years ahead as the adoption of zero emission buses continues to grow.”

“When we started Pegasus, our goal was to be able to offer multiple EV options for our dealers and customers. By partnering with Phoenix Motorcars, we are able to offer the reliable Ford E-series platform with a state-of-the-art EV drive system. We couldn’t be happier with the relationship with the Phoenix team and we look forward to being able to round out our EV solutions for our dealers.” said Brian Barrington, President of Pegasus Specialty Vehicles.

About Phoenix Motor Inc.

Phoenix Motor Inc., a pioneer in the electric vehicle (“EV”) industry, designs, builds, and integrates electric drive systems and light and medium duty EVs and sells electric forklifts and electric vehicle chargers for the commercial and residential markets. Phoenix operates two primary brands, “Phoenix Motorcars”, which is focused on commercial products including medium duty EVs (shuttle buses, school buses, municipal transit vehicles and delivery trucks, among others), electric vehicle chargers and electric forklifts, and “EdisonFuture”, which intends to offer light-duty EVs. Phoenix endeavors to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. For more information, please visit: www.phoenixmotorcars.com and www.edisonfuture.com.

About Pegasus Specialty Vehicles

Pegasus Bus Company is spearheaded by industry-proven leadership, experienced as reputable expert innovators in the school transportation and manufacturing industries. Its management team brings a culture of creativity, flexibility, effectiveness, efficiency and teamwork to producing competitively priced modern school and shuttle buses that address market needs that have been ignored by existing bus manufacturers. Located in West Central Ohio Pegasus is positioned to be able to service the entire U.S. and Canada from one location. The company provides buses for both school and transit bus industries. Pegasus Bus leadership is well recognized by bus dealers, school bus contractors, school district transportation operators, and decision-makers who have expressed dissatisfaction with current products that do not provide the features these buyers need and want. Learn more at www.ridepegasus.net,

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are no guarantee of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s ability to convert concept trucks and vans into production and sales; the Company’s product development timeline and expected start of production; development of competitive trucks and vans manufactured and sold by the Company’s competitors and major industry vehicle companies; the Company’s ability to scale in a cost-effective manner; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for its future operations; the Company’s financial and business performance; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of its business model; expectations regarding the Company’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and other risks contained in the Offering prospectus and reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, including those set forth in the Risk Factors section of the Company's registration statement and Offering prospectus, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Investor Relations Contacts:
Mark Hastings, SVP & Head of Investor Relations
Sioban Hickie, ICR Inc.
PhoenixIR@icrinc.com